UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):					September 14, 2020

Cooper Tire & Rubber Company
(Exact name of registrant as specified in its charter)

Delaware			001-04329		34-4297750
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S Employer Identification No.)

701 Lima Avenue,	Findlay,	Ohio	419-	423-1321	45840
(Address of principal executive offices)			(Registrant's telephone number)		(Zip Code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $1 par value per share			CTB		New York Stock Exchange
(Title of Each Class)			(Trading Symbol)		(Name of Each Exchange on which Registered)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 14, 2020, the Compensation Committee of the Board of Directors of Cooper Tire & Rubber Company approved a compensation award (the “Award”) to Stephen Zamansky, Senior Vice President, General Counsel & Secretary, effective November 1, 2020 (the “Grant Date”). The Award consists of (1) a cash payment to Mr. Zamansky of $150,000, to be paid on the Grant Date, and (2) a grant to Mr. Zamansky of 4,500 service-based restricted stock units (“RSUs”), under the Cooper Tire & Rubber Company 2014 Incentive Compensation Plan, to be effective on the Grant Date. In general, the RSUs vest in equal installments of one-third per year beginning one year after the Grant Date, subject to the other terms of the applicable award agreement for the RSUs. The Award was provided to Mr. Zamansky as compensation for substantial time and effort that he has spent on human resources and compensation matters serving as the interim chief human resources officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	Cooper Tire & Rubber Company
September 18, 2020	By: /s/ Jack Jay McCracken
Name: Jack Jay McCracken
Title: Vice President, Assistant General Counsel & Assistant Secretary